Exhibit 99.1

INVESTOR CONTACT
Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com
MEDIA CONTACT
Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Appoints Claire Bramley as Chief Financial Officer

Mark Culhane to Step Down After Three and a Half Years of Distinguished Service

SAN DIEGO – June 8, 2021 – Teradata (NYSE: TDC), the connected multi-cloud data platform for enterprise analytics, today announced that its Board of Directors has appointed Claire Bramley as Chief Financial Officer, effective June 14, 2021. Bramley succeeds Mark Culhane, who will be stepping down as CFO on June 13, 2021. To ensure a smooth transition, Culhane will continue to be employed until June 30, 2021. As CFO, Claire will be a member of the Executive Leadership Team, responsible for leading Teradata’s financial organization, information technology, analytics and security, enterprise risk, and enterprise strategic sourcing.

Bramley brings extensive senior leadership experience in corporate finance and accounting roles, as well as deep knowledge of the technology industry. She had a nearly 15-year career at HP Inc., most recently serving as Global Controller, where she was responsible for financial controls and compliance, external reporting, and coordinating directly with the company’s Audit Committee. Additionally, she headed HP’s Finance Strategy and Transformation efforts and oversaw Corporate Financial Planning and Analysis.

Previously, Bramley served in numerous roles of increasing responsibility within HP’s finance function, including Head of Finance for Europe, Middle East and Africa, where she oversaw $17 billion in revenue and partnered with the Regional President to develop and implement strategy, planning and performance management. Bramley was also Vice President, Corporate Financial Planning and Analysis at HP, where she supported all business units that, collectively, exceeded $100 billion in revenue, and led the annual budget and monthly forecast process.

“Claire’s deep financial acumen, knowledge of the technology sector and expertise with multinational organizations undergoing significant change make her the ideal person to be our next CFO and help us win in the marketplace,” said Steve McMillan, President and CEO of Teradata. “Claire is a collaborative executive with a proven track record of leading large-scale fiscal and operational disciplines, driving financial and strategic planning, and proactive risk management. As we continue to build momentum and accelerate profitable growth, Claire’s history of operational excellence will be a tremendous asset to our world-class team as we execute our strategy and drive value for our shareholders.”

“Teradata is in the midst of exciting change and is experiencing significant growth across its business, and I am thrilled to join the team,” said Bramley. “I look forward to working with Steve and the leadership team to accelerate the Company’s financial and operational performance, while strengthening our competitiveness and profitability.”

McMillan continued, “I greatly appreciate Mark’s professionalism, expertise and contributions. Mark has played a significant role advancing our finance organization and shifting the Company to a recurring revenue model. On behalf of everyone at Teradata, we thank him for his service to the Company and wish him all the best.”

Additional Details About Claire Bramley

Prior to HP, Bramley served as Acting CFO, Finance Controller and Head of Financial Analysis and Reporting at SSP Group PLC., a leading operator of food and beverage outlets in travel locations worldwide. Bramley has a BSc. in Accounting and Financial Management from the University of Loughborough, Loughborough, UK. She is a Certified Public Accountant and Chartered Management Accountant.

Note to Investors

This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics, solving data challenges from start to scale. We help businesses unlock value by turning data into their greatest asset. See how at teradata.com.

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